Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Viatris Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee

Equity	Common Stock, par value $0.01 per share	Other	5,317,073	$11.18	$59,444,876.14	0.00011020	$6,550.83

Total Offering Amounts					$59,444,876.14		$6,550.83

Total Fee Offsets							—

Net Fee Due							$6,550.83

(1)

This Registration Statement on Form S-8 (“Registration Statement”) registers 5,317,073 shares of common stock, par value $0.01 per share (“Common Stock”), of Viatris Inc. (the “Registrant”) issuable to holders of Oyster Point Pharma, Inc. (“Oyster Point”) stock options, restricted stock units and performance stock units under the Oyster Point Pharma, Inc. 2016 Equity Incentive Plan, the Oyster Point Pharma, Inc. 2019 Equity Incentive Plan and the Oyster Point Pharma, Inc. 2021 Inducement Plan (the “Equity Plans”). The shares of Common Stock represented herein include (i) 276,432 shares of Common Stock issuable pursuant to the exercise of outstanding stock options under the Equity Plans and assumed by the Registrant in connection with the merger (the “Merger”) of Oyster Point, with and into Iris Purchaser Inc., a Delaware corporation and a wholly owned subsidiary of the Registrant, pursuant an Agreement and Plan of Merger, dated November 7, 2022, among the Registrant, Iris Purchaser Inc. and Oyster Point, (ii) 878,003 shares of Common Stock issuable pursuant to outstanding restricted stock units under the Equity Plans and assumed by the Registrant in connection with the Merger, (iii) 1,051,459 shares of Common Stock issuable pursuant to outstanding performance stock units under the Equity Plans and assumed by the Registrant in connection with the Merger, and (iv) 3,111,179 shares reserved for future issuance under the Oyster Point Pharma, Inc. 2016 Equity Incentive Plan, the Oyster Point Pharma, Inc. 2019 Equity Incentive Plan or the Registrant’s 2020 Stock Incentive Plan or its successor. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover additional shares of Common Stock which may become issuable by reason of any stock split, stock dividend, recapitalization, or other similar transaction effected without consideration which results in the increase in the number of the outstanding shares of Common Stock.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act, based on the average of the high and low prices of shares of Common Stock as reported on the NASDAQ Stock Market on March 2, 2023.